UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 1.02 Termination of a Material Definitive Agreement.

    On March 29, 2006, the Board of Directors adopted a resolution canceling the stock grants to each of the outside directors and to the Chief Executive Officer that had previously been approved in its board meeting held on February 21, 2006.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On March 31, 2006, Martin L. Poad resigned his position on Technology Research Corporation’s Board of Directors for personal reasons.  Mr. Poad's letter of resignation is set forth in exhibit 99.1.

Item 8.01  Other Events.

    The Company reaffirms the statement made by Robert S. Wiggins in its January 30th press release indicating that “In our fiscal fourth quarter we expect to continue the momentum gained during the third quarter with further improvements in both revenue and earnings per share.”

Item 9.01  Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Mr. Poad's letter of resignation dated March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 4, 2006	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO